Form 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
November 29, 2005

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place
Pittsford, New York 14534
(Address of principal executive offices)

(585) 267-4850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 1 to our Current Report on Form 8-K, which was filed on December 5, 2005, solely for the purpose of filing as an Exhibit thereto our License Agreement with Technology Innovations, LLC dated as of April 27, 2005 (the “Agreement”). The Agreement was originally filed in redacted form pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. We have withdrawn our request for confidential treatment of the redacted portions of the Agreement and, consequently, are filing the Agreement without redaction. The Agreement is no longer in effect.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger among NaturalNano, Inc., Cementitious Materials, Inc. and Cementitious Acquisitions, Inc. [1]
3.1	Restated Articles of Incorporation*
3.2	Certificate of Amendment of Articles of Incorporation*
3.3	By-laws [2]
4.1 #	NaturalNano, Inc. 2005 Incentive Stock Plan [3]
4.2 #	Form of Non-Qualified Stock Option Agreement *
4.3	Registration Rights Agreement dated as of December 22, 2004 between NaturalNano, Inc. and Technology Innovations, LLC *
4.4	Form of Subscription Agreement for the Purchase of Convertible Notes of NaturalNano, Inc. *
4.5	Warrant issued to SBI USA, LLC *
10.1	License Agreement between Technology Innovations, LLC and NaturalNano, Inc. dated as of April 27, 2005 **
10.2	Joint Research Agreement between Nanolution, LLC and NaturalNano Inc. dated as of May 25, 2005 *
10.3 #	Employment Letter of Michael Riedlinger and Amendment No. 1 thereto *
10.4 #	Employment Letter of Kathleen A. Browne and Amendment No. 1 thereto *
10.5 #	Employment Letter of Sarah Cooper *
16.1	Letter on Change in Certifying Accountant *
21.1	Subsidiaries *
23.1	Consent of Goldstein Golub Kessler LLP, Certified Public Accountants*
99.1	Unaudited Pro Forma Condensed Financial Statements of NaturalNano, Inc.*

*	Previously filed
**	Filed herewith
#	May be deemed a compensatory plan or arrangement
1.	Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated September 26, 2005
2.	Incorporated by reference to Exhibit 3.2 to Form 10-SB filed July 3, 2002
3.	Incorporated by reference to Appendix C to Information Statement on Schedule 14C filed November 8, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

Date: August 8, 2007	By:	/s/ Cathy A. Fleischer
Cathy A. Fleischer
President